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                               PRICING SUPPLEMENT

                                                     Registration No. 333-108272
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes




Pricing Supplement No. 2                                  Trade Date: 09/29/03
(To Prospectus dated September 8, 2003 and Prospectus     Issue Date: 10/02/03
Supplement dated September 12, 2003)

The date of this Pricing Supplement is September 30, 2003



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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UGK4              $7,745,000.00              5.00%                 10/15/18                 100%


    Interest Payment
       Frequency                                                              Dates and terms of redemption
      (begin date)          Survivor's Option     Subject to Redemption      (including the redemption price)
    ----------------        -----------------           ----------            --------------------------------
        monthly                    Yes                     Yes                        100% 10/15/2004
      (11/15/2003)                                                                 semi-annually thereafter

                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $7,621,080.00             $123,920.00               $3.50             ABN AMRO Financial
                                                                             Services, Inc.
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